EXHIBIT 10.2

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of April __, 2009 (this "Agreement") by and between Red Rock Pictures Holdings, Inc., a Nevada corporation (the "Company") and Mark Graff (the "Consultant").

                               W I T N E S S E T H

     WHEREAS, the Company wishes to retain Consultant to provide the Company with certain consulting services and consultant is willing to provide such consulting services, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

     Section 1. Retention of Consultant. The Company hereby retains and engages Consultant, and Consultant hereby accepts such engagement, in each case subject to the terms and conditions of this Agreement.

     Section 2. Services. Consultant shall assist Company, at Company's request with the following services: Financial and Business Management, Personnel and Human Resources, Raising Capital, Corporate Strategy Planning and Acquisitions.

     Section 3. Compensation. During the term of this agreement, the Company agrees to pay Consultant the sum of Five Thousand and 00/100 ($5,000.00) Dollars per month for a period of six months. In addition, the Company hereby agrees to pay Two Thousand and 00/100 ($2,000.00) per month in travel and entertainment expense reimbursement (the "Monthly Expense"). Such Monthly Expense must be preapproved by the Company prior to use in order for the Consultant to receive reimbursement.

     (a) The initial payment of the Compensation shall commence upon closing of the asset purchase agreement (the "Asset Purchase Agreement") attached hereto as Exhibit A. The monthly payment of Five Thousand ($5,000.00) Dollars shall be contingent on the continued third party funding as described in Section 1.3.1
(ii) and (iii) of the Asset Purchase Agreement.

     Section 4. Confidentiality; Non-Competition. Consultant acknowledges that in the course of his engagement, he will become familiar with trade secrets and other confidential information (collectively, "Confidential Information") concerning the Company. Consultant agrees that he shall retain the Confidential Information in strict confidence and not disclose to any third party any or all of the Confidential Information without the express written prior consent of the Company. Furthermore, Consultant agrees that during the Term (as defined below) and for a period of one year thereafter neither he nor any affiliate or family member shall directly or indirectly, for their account or on behalf of any other party, whether as an employer, employee, consultant, manager, member, agent, broker, contractor, stockholder, director, officer, investor, owner, lender, partner, joint venturer, franchisor, franchisee, licensor, licensee, sales representative, distributor or otherwise, or through any business entity or vehicle whatsoever: (i) conduct, advise or render services to any business activity in competition with the Company or (ii) solicit, hire or retain any employee or consultant of the Company or its affiliates, or persuade or entice any employee or consultant of the Company to leave the employ of the Company or its affiliates.

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     Consultant  agrees  and  acknowledges  that,  in the event of a  threatened breach or default, or a breach or default, by the Consultant of the terms and conditions of this Section 4 of this Agreement, the Company would be irreparably harmed and thus will not have an adequate remedy at law. In the event of any such breach or default the Company shall be entitled to institute and prosecute proceedings in any federal or state court of competent jurisdiction to enforce the specific performance of the terms and conditions of this Section 4 and to enjoin further violations of the provisions of this Agreement. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies to which the Company may have.

     Section 5. Term. This Agreement shall be for a term of six (6) months commencing on the date hereof (the "Term").

     Section 6. Indemnification.
     The parties agree to indemnify and hold harmless each other and their respective affiliates against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation, directly or indirectly, caused by, relating to, based upon, arising out of or in connection with the provision of services under this Agreement; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of a party. This indemnification shall survive the termination of this Agreement.

     Each  party   entitled  to   indemnification   under  this  Agreement  (the
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and any litigation resulting therefrom.

     Section 7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflict of law principles thereof.

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     Section 8. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understanding or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant.

     Section 9. Successors and Assigns; No Assignment. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and the Company and their respective successors and permitted assigns. The Consultant acknowledges that the services to be rendered by him under this Agreement are unique and personal. Accordingly, the Consultant shall not assign any of his rights or delegate any of his duties or obligations under this Agreement.

     Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex or facsimile transmission or five business days if sent by registered or certified mail, return receipt requested, postage prepaid which shall be addressed to the following addresses:

                  If to the Company:        Red Rock Pictures Holdings, Inc.
                                            8228 Sunset Boulevard, 3rd Floor
                                            Los Angeles, CA 90046
                                            Attention: Reno R. Rolle
                                            Telephone: (323) 790-1813
                                            Facsimile: (323) ___-____

                  If to Consultant:         ComedyNet.Tv, Inc.
                                            Attn: Mark Graff
                                            444 Broadway, 4th Floor
                                            New York, NY 10013
                                            Telephone: (212) 965-9166
                                            Facsimile: (212) ___-____


     Section 11. Severability. If any provision of this Agreement or the application of any provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     Section 12. Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

     Section 14. Independent Contractor. The Consultant shall not be entitled to receive, and shall not receive, any other benefits of employment from the Company, including, without limitation, disability insurance, worker's compensation or any other benefits incidental to any employer-employee relationship; it being the intention and agreement of the parties hereto that

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the  Consultant's  relationship  with  the  Company  is that  of an  independent contractor. Furthermore, this Agreement shall not be construed to create between the Company and the Consultant the relationship of principal or agent, joint venturers, co-partners or employer and employee, the existence of which is hereby expressly denied by the Company and the Consultant. The Consultant shall not be an agent of the Company for any purposes whatsoever and the Consultant shall have any right or authority to bind the Company or create any obligations, express or implied, on behalf of or in the name of the Company.

     Section 15. No Conflicting Agreements. The Consultant represents that he is not a party to any other agreement or arrangement which would conflict with or interfere with the performance of his duties or obligations under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        RED ROCK PICTURES HOLDINGS, INC.


                                        By: ____________________________________
                                            Name:    RENO R. ROLLE
                                            Title:   President


                                            CONSULTANT


                                        By: ____________________________________
                                            Name: MARK GRAFF
                                            Title:



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